UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2011

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-9321	23-6858580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 265-0688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2011, Universal Health Realty Income Trust (the “Trust”) held its 2011 Annual Meeting of Stockholders at the offices of the Trust, at the Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania.

At the Annual Meeting, the Trust’s stockholders voted to elect the following individuals as Class I members of the Board of Trustees to terms expiring at the Trust’s 2014 Annual Meeting of Stockholders:

Alan B. Miller

Randall C. Stein

The final voting results were as follows:

Proposal No. 1 – Election of Trustees:

	Alan B. Miller	Randall C. Stein

Votes cast in favor	6,839,993	6,831,519
Votes withheld	212,221	220,695
Broker non-votes	0	0

Proposal No. 2: The non-binding advisory vote on named executive officer compensation:

Votes cast in favor	6,839,747
Votes cast against	178,792
Votes abstained	33,675
Broker non-votes	0

Proposal No. 3: The non-binding advisory vote on the frequency of an advisory stockholder vote to approve named executive officer compensation:

1 Year	3,566,715
2 Years	118,310
3 Years	3,332,667
Votes abstained	34,522
Broker non-votes	0

Based on these voting results, the Board of Directors has determined that the Company will hold a vote on named executive officer compensation every year.

Item 8.01 Other Events.

On June 2, 2011, the Trust announced that its Board of Trustees voted to pay a dividend of $.605 per share on June 30, 2011 to shareholders of record on June 16, 2011. A copy of the Trust’s press release is furnished as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated June 2, 2011.

Exhibit Index

Exhibit No.	Exhibit

99.1	Press release dated June 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

Date: June 3, 2011	By:	/s/ Alan B. Miller
	Name:	Alan B. Miller
	Title:	Chairman of the Board, Chief Executive Officer and President

	By:	/s/ Charles F. Boyle
	Name:	Charles F. Boyle
	Title:	Vice President and Chief Financial Officer